FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
THIRD QUARTER 2021 AND ANNOUNCES SPECIAL DIVIDEND

    COLUMBUS, Ohio - October 26, 2021 -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited financial results for the third quarter of 2021.

The following are selected highlights for the quarter ended September 30, 2021:

•Assets under management ("AUM") were $29.2 billion compared to $32.4 billion as of June 30, 2021, and $22.3 billion as of September 30, 2020, with a reduction of $3.5 billion resulting from the sale of our high yield-focused advisory contracts during the quarter.
•Average AUM was $30.7 billion compared to $22.0 billion during the third quarter of 2020.
•Net client inflows were $220 million, compared to $98 million of net inflows for the same period in 2020.
•Revenue was $55.1 million, compared to $31.2 million in the third quarter of 2020. The Company recorded $11.9 million of performance-based fees during the third quarter of 2021. The Company did not record any performance-based fees during the three months ended September 30, 2020.
•Operating profit margin was 51% compared to 32% for the third quarter of 2020. Operating profit margin, as adjusted6, was 51% compared to 38% for the third quarter of 2020.
•Investment loss was $2.6 million compared to investment income of $5.1 million for the third quarter of 2020.
•The Company recorded a gain of $9.0 million related to the sale of our high yield-focused advisory contracts during the third quarter 2021.
•Net income attributable to common shareholders was $25.6 million compared to $10.6 million during the third quarter of 2020.
•Earnings per share attributable to common shareholders - diluted was $8.03 compared to $3.30 in the third quarter of 2020.
•The Company returned a total of $3.2 million to its shareholders via a $1.00 per share dividend and repurchased 31,468 shares totaling $5.6 million during the quarter.

“We are pleased that our continued focus on generating excellent long-term investment outcomes for our clients has resulted in another strong quarter of financial results,” said Heather Brilliant, president and CEO. “We believe our strong financial position benefits clients and has enabled us to continue returning capital to shareholders, including an increase in our quarterly dividend for 2022 and the payment of a special dividend for the 14th consecutive year.”

Dividends:

The Company today announced that its board of directors has approved payment of a regular quarterly cash dividend for the fourth quarter of 2021 of $1.00 per share.

The board of directors also approved a special cash dividend of $19.00 per share. Both the fourth quarter regular dividend and the special dividend will be paid on December 10, 2021, to shareholders of record as of November 29, 2021. The Company expects 100% of the distributions to be classified as qualified dividends.

“Our capital allocation approach is designed to ensure we have sufficient cash to operate our business in any market environment. After considering strategic capital deployment, which includes seeding new investment strategies and adding capital to existing strategies to get them to scale, we return excess capital to shareholders,” Brilliant added. “When we believe our shares are trading at a discount to our estimate of the firm’s intrinsic value, we aim to return capital to shareholders through share repurchases. We then determine the excess cash available for dividends. Given the significant cash flow generated during the year, bolstered by a performance fee and proceeds from the sale of our high yield strategies, we are pleased to announce a special dividend of $19.00 per share in 2021.”

The Company's board of directors also approved an increase in the regular quarterly dividend beginning in the first quarter of 2022. Subject to the board of directors approval each quarter and compliance with applicable legal requirements, the Company expects to increase the Company's regular quarterly dividend from $1.00 per share to $1.50 per share.

“We believe increasing the regular quarterly dividend to $1.50 per share ($6.00 annually) allows us to return a portion of capital to shareholders on a more regular basis while maintaining the flexibility we desire for strategic capital deployment and share repurchases,” said Brilliant.

Selected Income Statement Data
(in thousands, except per share figures and percentages)

	Three Months Ended September 30,
	2021	2020	% Change
Revenue	$55,055	$31,176	77%
Compensation and related costs, excluding deferred compensation expense	20,433	13,704	49%
Deferred compensation expense	3	1,961	(100)%
Other expenses	6,297	5,541	14%
Total operating expenses	26,733	21,206	26%
Net operating income	28,322	9,970	184%
Investment income (loss), net	(2,630)	5,053	NM
Gain on sale of high yield-focused advisory contracts	9,000	—	NM
Net income before taxes	34,692	15,023	131%
Income tax expense	(9,816)	(3,882)	153%
Net income	24,876	11,141	123%
Net loss (income) attributable to redeemable noncontrolling interest	752	(575)	NM
Net income attributable to common shareholders	$25,628	$10,566	143%

Earnings per share attributable to common shareholders - diluted	$8.03	$3.30	143%

	Nine Months Ended September 30,
	2021	2020	% Change
Revenue	$139,139	$91,350	52%
Compensation and related costs, excluding deferred compensation expense (benefit)	56,188	41,679	35%
Deferred compensation expense (benefit)	4,618	(2,369)	NM
Other expenses	18,712	14,578	28%
Total operating expenses	79,518	53,888	48%
Net operating income	59,621	37,462	59%
Investment income (loss), net	8,910	(5,783)	NM
Gain on sale of high yield-focused advisory contracts	9,000	—	NM
Net income before taxes	77,531	31,679	145%
Income tax expense	(20,766)	(9,429)	120%
Net income	56,765	22,250	155%
Net loss (income) attributable to redeemable noncontrolling interest	(564)	2,046	NM
Net income attributable to common shareholders	$56,201	$24,296	131%

Earnings per share attributable to common shareholders - diluted	$17.66	$7.52	135%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As of
	September 30, 2021	December 31, 2020
Total cash and corporate investments held directly by DHCM	$217,288	$184,055
Shareholders' equity	$228,057	$184,081
Book value per share	$71.89	$58.09
Cash and corporate investments per share	$68.50	$58.08

	Change in Assets Under Management
	For the Three Months Ended September 30,
(in millions)	2021	2020
AUM at beginning of the period	$32,360	$20,645
Net cash inflows (outflows)
proprietary funds	155	56
sub-advised funds	—	71
separately managed accounts	65	(29)
	220	98
Sale of high yield-focused advisory contracts	(3,456)	—
Net market appreciation and income	62	1,540
Increase (decrease) during the period	(3,174)	1,638
AUM at end of the period	$29,186	$22,283

Average AUM during the period	$30,659	$22,038

	Change in Assets Under Management
	For the Nine Months Ended September 30,
(in millions)	2021	2020
AUM at beginning of the period	$26,411	$23,399
Net cash inflows (outflows)
proprietary funds	2,142	9
sub-advised funds	(57)	762
separately managed accounts	279	(191)
	2,364	580
Sale of high yield-focused advisory contracts	(3,456)	—
Net market appreciation (depreciation) and income	3,867	(1,696)
Increase (decrease) during the period	2,775	(1,116)
AUM at end of the period	$29,186	$22,283

Average AUM during the period	$30,305	$21,056

	Net Cash Inflows (Outflows) Further Breakdown For the Three Months Ended September 30,
(in millions)	2021	2020
Net cash inflows (outflows)
Equity	$(18)	$(348)
Fixed Income	238	446
	$220	$98

	Net Cash Inflows (Outflows) Further Breakdown For the Nine Months Ended September 30,
(in millions)	2021	2020
Net cash inflows (outflows)
Equity	$1,182	$(540)
Fixed Income	1,182	1,120
	$2,364	$580

About Diamond Hill:
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of September 30, 2021, Diamond Hill had $29.2 billion in assets under management. For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure

As supplemental information, the Company is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate peer comparisons. These non-GAAP measures should not be used as a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three- and nine-months ended September 30, 2021, and 2020, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2021	2020	2021	2020
Total revenue	$55,055	$31,176	$139,139	$91,350

Net operating income, GAAP basis	$28,321	$9,970	$59,620	$37,462
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	3	1,961	4,618	(2,369)
Net operating income, as adjusted, non-GAAP basis(2)	28,324	11,931	64,238	35,093
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(7,844)	(3,206)	(17,332)	(9,811)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$20,480	$8,725	$46,906	$25,282

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$6.41	$2.73	$14.74	$7.82
Diluted weighted average shares outstanding, GAAP basis	3,193	3,201	3,182	3,231

Operating profit margin, GAAP basis	51%	32%	43%	41%
Operating profit margin, as adjusted, non-GAAP basis(6)	51%	38%	46%	38%

(1) Gains (losses) on deferred compensation plan investments, net: The gain (loss) on deferred compensation plan investments, which increases (decreases) deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income (loss) below net operating income on the income statement, and thus, has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision, excluding the impact of investment related activity and the gain on sale of high yield-focused advisory contracts, and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

The Company does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, Diamond Hill may make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional and global economic conditions generally, including the effects of the COVID-19 pandemic and the actions taken in connection therewith; political uncertainty caused by, among other things, political parties, economic nationalist sentiments, and tensions surrounding the current socioeconomic landscape; changes in interest rates; changes in national, and local economic and political conditions; the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the Securities and Exchange Commission.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Diamond Hill or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com